Exhibit 10.35

1155 Metcalfe Street, Suite 800
Montréal, Québec H3B 5H2 Canada
T 514 875-2160 abitibibowater.com

June 9, 2011

Mr. Pierre Laberge

164 Denis-Veronneau

Boucherville, Quebec

J4B 7N2

Re: Employment Agreement between Pierre Laberge and AbitibiBowater Inc.

Dear Pierre,

This letter will serve to confirm your position of Senior Vice President, Human Resources and Public Affairs of AbitibiBowater Inc. effective June 9, 2011, and reporting to the undersigned.

The terms and conditions of your employment are as follows

Location:	Montreal, Quebec, Canada

Effective Date:	June 9, 2011

Compensation:	Your annual base salary will be US$275,000

Job Grade:	43

Short-Term Incentive Plan	(STIP):You will continue to be eligible to participate in the 2011 short-term incentive plan prorated to your promotion date (June 9, 2011) with a new target level of 100% of base salary. Prior to this date, your target remains unchanged at 50%.

Long-Term Incentive Plan	(LTIP):You will continue to be eligible to participate in the Company’s long-term incentive plan and to receive grants under such plan, as determined by the Board of Directors from time to time, at its discretion. You will be eligible to an annual grant equivalent to 125% of your annual base salary.

Other benefits:

As per policy, you will continue to be eligible to participate in the AbitibiBowater benefits program and your vacation eligibility remains unchanged.

1155 Metcalfe Street, Suite 800 Montréal, Québec H3B 5H2 Canada T 514 875-2160 abitibibowater.com

Defined contributions (DC) retirement program for executive employees:

As regards pension benefits, you will continue to be eligible to participate in the Company’s defined contributions (DC) retirement program for executive employees comprised of a registered DC plan and a supplemental retirement executive plan (DC SERP) at the following new levels of contribution:

Employee Contributions	Company Contributions

5% of eligible earnings*	20.5% of eligible earnings

*	Up to the US compensation limit currently set at US$245,000

Perquisite allowance:	You will be eligible to a perquisite allowance of US$12,000 per year, parking, as well as a complete annual medical examination.

Congratulations and I look forward to your leadership.

/s/ Richard Garneau
Richard Garneau
President and Chief Executive Officer

To indicate your acceptance of this employment offer, please sign in the space provided below and return an original to Julie McMahon by June 15, 2011.

I have read the present employment agreement and hereby accept the terms and conditions of my employment contract with AbitibiBowater Inc. as described herein.

/s/ Pierre Laberge
Pierre Laberge	June 15, 2011

/pf